Exhibit 16.1

Letterhead of S. W. Hatfield, CPA

June 30, 2009

U. S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549-2001

Gentlemen:

On June 30, 2009, this Firm received a draft copy of a Current Report on Form 8-K to be filed by BTHC VIII, Inc. (SEC File # 0-52232, CIK: 1375686) (Company) reporting an Item 4.01 - Changes in Registrant's Certifying Public Accountant.

We have no disagreements with the statements made in the draft Form 8-K, Item 4.01 disclosures which we read.

Yours truly,

/s/ S. W. Hatfield, CPA

S. W. Hatfield, CPA
Dallas, Texas